UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 14, 2008

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.	OTHER EVENTS

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of David Schechter

On August 14, 2008, David Schechter, a member of WCI Communities Inc. (the “Company”) Board of Directors and a member of the Company’s Nominating/Corporate Governance Committee, informed the Board that he was resigning his position on the Board effective immediately. Mr. Schechter stated that his resignation was not due to a disagreement with the Company or its policies.

Mr. Schechter served on the Company’s Board of Directors since August 30, 2007 as one of the three Icahn nominees, pursuant to the agreement among the Company and Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership, dated as of August 20, 2007 (“Settlement Agreement”). See Item 13—”Certain Relationships, Related Transactions and Director Independence” of the Company’s Form 10-K filed on April 28, 2008 for a description of the Settlement Agreement.

Appointment of Vincent J. Intrieri

On August 14, 2008, Vincent J. Intrieri was appointed as a director of the Company to fill the vacancy created by the resignation of David Schechter. The appointment of Vincent Intrieri was made by the Icahn Nominating Committee (as such term is defined in the Settlement Agreement), in accordance with the terms of the Settlement Agreement which authorizes the Icahn Nominating Committee to appoint a replacement director in the event of the resignation of one of the three Icahn nominees. The appointment of Mr. Intrieri was approved by the Board of Directors.

Since July 2006, Vincent Intrieri has been a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate and home fashion. Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages third party private investment funds. Since January 1, 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership, entities primarily engaged in the business of holding and investing in securities. Since April 2005, Mr. Intrieri has been the President and Chief Executive Officer of Philip Services Corporation, a metal recycling and industrial services company. Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc. (“ARI”), a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of ARI. Since April 2003, Mr. Intrieri has been Chairman of the Board of Directors and a director of Viskase Companies, Inc., a producer of cellulosic and plastic casings used in preparing and packaging processed meat products. Mr. Intrieri also serves on the boards of directors of the following companies: Lear Corporation, a supplier of automotive interior systems and components; National Energy Group, Inc., a company engaged in the business of managing the exploration, production and operations of natural gas and oil properties; XO Holdings, Inc., a telecommunications company; WestPoint International, Inc., a manufacturer of bed and bath home fashion products; and Federal-Mogul Corporation, a supplier of automotive products. With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Intrieri is a certified public accountant. Mr. Intrieri received a BS in Accounting from The Pennsylvania State University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name: James D. Cullen
Title: Vice President

Date: August 19, 2008